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        [letterhead of Thompson Coburn LLP]


                                      August 29, 2000


Allegiant Bancorp, Inc.
2122 Kratky Road
St. Louis, Missouri 63114

Re:     Registration Statement on Form S-4
        2,874,877 Shares of Common Stock, $0.01 par value

Ladies and Gentlemen:

        We refer you to the Registration Statement on Form S-4 filed by Allegiant Bancorp, Inc. (the "Company") on August 29, 2000 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, pertaining to the proposed issuance by the Company of up to 2,874,877 shares of its common stock, $0.01 par value (the "Shares"), in connection with the acquisition by merger of Equality Bancorp, Inc. ("Equality") pursuant to the Agreement and Plan of Merger, dated as of July 26, 2000, by and among the Company, Allegiant Acquisition Corporation and Equality (the "Merger Agreement"), all as provided in the Registration Statement. In rendering the opinions set forth herein, we have examined such corporate records of the Company, such laws and such other information as we deemed relevant, including the Company's Articles of Incorporation, as amended and restated, By-Laws, resolutions adopted by the Company's Board of Directors relating to the merger transaction, certificates received from state officials and statements we received from officers and representatives of the Company. In delivering this opinion, we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to us by officers and representatives of the Company. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed to them in the Registration Statement.

        Based solely on the foregoing, we are of the opinion that:

        1. The Company has been duly incorporated and is validly existing under the laws of the State of Missouri; and

        2. The Shares to be sold by the Company, when issued as provided in the Merger Agreement, will be legally issued, fully paid and non-assessable.


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Allegiant Bancorp, Inc.
August 29, 2000
Page 2

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the sections entitled "Legal Matters." We further consent to the filing of copies of this opinion with agencies of such states and other jurisdictions as you deem necessary in the course of complying with the laws of the states and jurisdictions regarding the issuance of the Common Stock to the holders of Equality common stock in accordance with the Registration Statement.

                                      Very truly yours,

                                      /s/ Thompson Coburn LLP